Registration No. 33-84894
                                                          Rule 424(b)(3)

           SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JUNE 22, 1995

                    MLCC Mortgage Investors, Inc., Seller
            Senior/Subordinate Mortgage Pass-Through Certificates,
         Series 1995A, Class A-1, A-2, A-3, A-4, A-5 and A-6 (Senior)

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer
_____________________________________________________________________________

     On June 29, 1995, the Senior/Subordinate Pass-Through Certificates, Series 1995A, Class A-1, A-2, A-3, A-4, A-5 and A-6 (the "Offered Certificates") were issued in an approximate original aggregate principal amount of $180,819,000. The Offered Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of June 1, 1995 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the
Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Program--Delinquency and Loan Loss Experience" on page S-38 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                                    1995 A

         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)

                              December 31, 1997        December 31, 1996         December 31, 1995
                           ------------------------  -----------------------  ------------------------
                            Number of                Number of                Number of
                           PrimeFirst    Principal   PrimeFirst   Principal   PrimeFirst   Principal
                              Loans       Amount       Loans       Amount       Loans        Amount
                           ------------  ----------  -----------  ----------  -----------  -----------
PrimeFirst Loans
  Outstanding . . . . . .        14,159  $5,302,950       11,054  $4,331,131        8,272   $3,536,761
Delinquency Period
  30-59 Days  . . . . . .           183  $   66,254          180  $   84,297          127   $   56,370
  60-89 Days  . . . . . .            26      18,544           19       6,583           13        7,917
  90 Days or More*  . . .            24      18,072           29      27,590           44       45,749
                           ------------  ----------  -----------  ----------  -----------  -----------
     Total Delinquency  .           233  $  102,870          228  $  118,470          184   $  110,036
                           ============  ==========  ===========  ==========  ===========  ===========

Delinquencies as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         1.65%       1.94%        2.06%       2.74%        2.22%        3.11%

Foreclosures  . . . . . .            39     $47,396           29  $   39,100           28   $   38,209

Foreclosures as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         0.28%       0.89%        0.26%       0.90%        0.34%        1.08%

_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                                 Year Ended        Year Ended          Year Ended
                                             December 31, 1997  December 31, 1996  December 31, 1995
                                             ------------------ -----------------  -------------------
Average Principal Balance of
  PrimeFirst Loan Portfolio . . . . . . . .          $4,817,041        $3,933,946           $3,444,045
Average Number of PrimeFirst
  Loans Outstanding
  During the Period . . . . . . . . . . . .              12,607             9,663                7,944

Gross Charge-offs . . . . . . . . . . . . .         $     5,363       $     6,157          $     1,840
Recoveries  . . . . . . . . . . . . . . . .         $        99       $         0          $         0
                                             ------------------ -----------------  -------------------
Net Charge-offs . . . . . . . . . . . . . .         $     5,264       $     6,157          $     1,840
                                             ================== =================  ===================
Net Charge-offs as a
  Percent of Average
  Principal Balance Outstanding . . . . . .               0.11%             0.16%                0.05%


                                    1995 A

     The first two tables set forth after the second paragraph under the heading "MLCC and its Mortgage Program-Delinquency and Loan Loss Experience" on page S-39 of the Prospectus Supplement are hereby updated, in their entirety as follows:

              REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                            --------------------------------------------------------------------------
                               1992         1993        1994        1995         1996         1997
                            ----------  ----------  ----------  ----------   -----------    ----------
Number of revolving
  credit line
  loans serviced  . . . .       15,084      13,839      15,598      25,056        28,368        31,395
Aggregate loan balance
  of revolving credit       $1,062,930  $1,037,427  $1,079,693  $1,293,483    $1,353,800    $1,387,217
  line loans serviced . .
Loan balance of
  revolving credit
  line loans
  2 months delinquent . .   $    3,717  $    5,161  $    5,358  $    8,447    $    8,292    $    5,450
Loan balance of
  revolving credit
  line loans 3 months
  or more delinquent  . .   $   18,751  $   17,508  $   22,989  $   33,763    $   39,508    $   44,104
Total of 2 months or
  more delinquent as a
  percentage of
  aggregate loan
  balance of revolving
  credit line loans . . .        2.11%       2.19%       2.63%       3.26%         3.53%         3.57%


                  REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                            --------------------------------------------------------------------------
                               1992         1993        1994        1995         1996         1997
                            ----------  ----------  ----------  ----------   -----------    ----------
Number of revolving
  credit line loans
  serviced  . . . . . . .       15,084      13,839      15,598       25,056       28,368        31,395
Aggregate loan balance
  of revolving credit
  line loans serviced . .   $1,062,930  $1,037,427  $1,079,693   $1,293,483   $1,353,800    $1,387,217
For the Period:
  Gross Charge-offs
    dollars . . . . . . .   $    1,447   $   3,153  $    1,118   $    3,700   $    1,860    $    4,269
  Percentage(1) . . . . .        0.14%       0.30%       0.10%        0.29%        0.14%         0.31%

_____________
    (1) As a percentage of aggregate balance of revolving credit line loans serviced.

     Additionally, the information contained in (a) the tables entitled "Range of Cut-Off Date Principal Balances for Loan Group 1", "Prime Index Mortgage Loan Margins for Loan Group 1" and "LIBOR Mortgage Loan Margins for Loan Group 1" under the heading "The Mortgage Pool--Loan Group 1" on pages S-26 and S-28 of the Prospectus Supplement, (b) the tables entitled "Range of Cut-off Date Principal Balances for Loan Group 2" and "Margins for Loan Group 2" under the heading "The Mortgage Pool--Loan Group 2" on pages S-29 and S-31 of the Prospectus Supplement and (c) the tables entitled "Range of Cut-off Date Principal Balances for Loan Group 3" and "Margins for Loan Group 3" under the heading "The Mortgage Pool--Loan Group 3" on pages S-32 and S-33 of the Prospectus Supplement are hereby updated to indicate, as of December 31, 1997, the Mortgage Loan Balances and margins of the Mortgage Loans:

                                    1995 A

     RANGE OF PRINCIPAL BALANCES FOR LOAN GROUP 1 AS OF DECEMBER 31, 1997

                                          Number of                                  Percent of Loan
                                           Mortgage             Principal                Group by
      Range of Principal Balances           Loans                Balance             Principal Balance
-------------------------------------    -----------      ------------------         -----------------
$    0.00-          49,999.99 . . . .          3              $  95,416.04                  0.10%
$    60,000.00-     74,999.99 . . . .          6                393,400.90                  0.39
$    75,000.00-     99,999.99 . . . .         19              1,737,737.65                  1.73
$    100,000.00-    149,999.99  . . .         58              6,952,211.64                  6.93
$    150,000.00-    199,999.99  . . .         44              7,705,712.75                  7.66
$    200,000.00-    249,999.99  . . .         34              7,375,442.87                  7.35
$    250,000.00-    299,999.99  . . .         17              4,714,118.19                  4.70
$    300,000.00-    349,999.99  . . .         15              4,654,643.44                  4.64
$    350,000.00-    399,999.99  . . .         16              6,004,881.26                  5.98
$    400,000.00-    449,999.99  . . .         12              5,114,089.92                  5.10
$    450,000.00-    499,999.99  . . .         10              4,652,435.41                  4.64
$    500,000.00-    549,999.99  . . .          9              4,714,738.76                  4.70
$    550,000.00-    599,999.99  . . .          9              5,174,418.45                  5.16
$    600,000.00-    649,999.99  . . .          9              5,530,746.09                  5.51
$    650,000.00-    699,999.99  . . .          1                679,907.29                  0.68
$    700,000.00-    749,999.99  . . .          3              2,169,425.63                  2.16
$    750,000.00-    799,999.99  . . .          3              2,296,691.77                  2.29
$    800,000.00-    849,999.99  . . .          3              2,410,000.00                  2.40
$    850,000.00-    899,999.99  . . .          2              1,744,867.10                  1.74
$    900,000.00-    949,999.99  . . .          2              1,801,520.15                  1.80
$    950,000.00-    999,999.99  . . .          3              2,998,973.87                  2.99
$    1,000,000.00-  1,099,999.99  . .          4              4,095,581.34                  4.08
$    1,200,000.00-  1,299,999.99  . .          3              3,699,565.24                  3.69
$    2,200,000.00-  2,299,999.99  . .          2              4,522,234.71                  4.51
$    2,900,000.00-  2,999,999.99  . .          2              5,999,356.79                  5.98
$    3,000,000.00 or Higher . . . . .          1              3,100,000.00                  3.09
                                         -----------      ------------------         -----------------
                      TOTALS  . . . .        290           $100,338,117.26                100.00%
                                         ===========      ==================         =================


                                    1995 A

  PRIME INDEX MORTGAGE LOAN MARGINS FOR LOAN GROUP 1 AS OF DECEMBER 31, 1997

                                                                                 Percent of Such
                       Number of                                                Mortgage Loans by
     Margin         Mortgage Loans             Principal Balance                 Principal Balance
----------------    --------------             -----------------                ------------------
     -0.875%              1                    $    600,000.00                           2.55%
     -0.500%              1                         197,300.00                           0.84
     -0.250%              1                         999,966.54                           4.24
     -0.125%              3                       2,115,779.10                           8.97
      0.000%             13                       5,568,322.00                          23.61
      0.125%              6                       2,452,280.54                          10.40
      0.250%             17                       4,255,393.23                          18.05
      0.375%              1                         204,000.00                           0.87
      0.500%             32                       4,554,179.17                          19.32
      0.625%              1                         149,999.99                           0.64
      0.750%             19                       2,477,984.76                          10.51
                    --------------             -----------------                ------------------
     TOTALS              95                     $23,575,205.33                         100.00%
                    ==============             =================                ==================


     LIBOR MORTGAGE LOAN MARGINS FOR LOAN GROUP 1 AS OF DECEMBER 31, 1997


                                                                                 Percent of Such
                        Number of                                               Mortgage Loans by
     Margin           Mortgage Loans            Principal Balance               Principal Balance
----------------    --------------             -----------------                ------------------
    1.000%                 1                   $   449,499.68                            0.59%
    1.125%                 1                       810,000.00                            1.06
    1.250%                 3                     1,074,156.77                            1.40
    1.375%                 1                       767,500.00                            1.00
    1.500%                 4                     4,712,495.24                            6.16
    1.625%                 5                     3,395,308.42                            4.44
    1.750%                14                     9,675,818.96                           12.65
    1.875%                 6                     3,390,101.68                            4.43
    2.000%                41                    20,530,662.21                           26.82
    2.125%                10                     6,659,173.56                            8.70
    2.250%                45                    15,473,937.36                           20.22
    2.375%                 4                     1,722,747.68                            2.25
    2.500%                41                     5,598,723.79                            7.32
    2.625%                 2                       259,232.78                            0.34
    2.750%                13                     1,742,072.47                            2.28
    2.875%                 1                       149,500.00                            0.20
    3.000%                 1                       105,899.96                            0.14
                    --------------             -----------------                ------------------
     TOTALS              193                  $ 76,516,830.56                          100.00%
                    ==============             =================                ==================


                                    1995 A

     RANGE OF PRINCIPAL BALANCES FOR LOAN GROUP 2 AS OF DECEMBER 31, 1997

                                                Number of       Principal     Percent of Loan Group by
         Range of Principal Balances          Mortgage Loans     Balance         Principal Balance
--------------------------------------------- -------------- ---------------  ------------------------
$    100,000.00-    149,999.99  . . . . . . .        10      $  1,276,572.48             7.47%
$    150,000.00-    199,999.99  . . . . . . .         5           883,252.88             5.17
$    200,000.00-    249,999.99  . . . . . . .         1           215,352.48             1.26
$    250,000.00-    299,999.99  . . . . . . .         6         1,726,300.47            10.10
$    300,000.00-    349,999.99  . . . . . . .         1           300,000.00             1.76
$    400,000.00-    449,999.99  . . . . . . .         1           427,742.00             2.50
$    450,000.00-    499,999.99  . . . . . . .         1           499,955.21             2.93
$    550,000.00-    599,999.99  . . . . . . .         1           562,414.46             3.29
$    700,000.00-    749,999.99  . . . . . . .         2         1,443,748.13             8.45
$    850,000.00-    899,999.99  . . . . . . .         1           854,000.00             5.00
$    1,000,000.00-  1,099,999.99  . . . . . .         1         1,000,000.00             5.85
$    1,200,000.00-  1,299,999.99  . . . . . .         1         1,249,653.67             7.31
$    1,400,000.00-  1,499,999.99  . . . . . .         1         1,450,000.00             8.49
$    1,900,000.00-  1,999,999.99  . . . . . .         1         1,998,948.83            11.70
$    3,000,000.00 or Higher . . . . . . . . .         1         3,200,000.00            18.72
                                              -------------- ---------------  ------------------------
     TOTALS . . . . . . . . . . . . . . . . .        34       $17,087,940.61           100.00%
                                              ============== ===============  ========================


               MARGINS FOR LOAN GROUP 2 AS OF DECEMBER 31, 1997

                         Number of                                           Percent of Such Mortgage
     Margin           Mortgage Loans            Principal Balance           Loans by Principal Balance
----------------      --------------            -----------------           --------------------------
      1.000%                1                   $  1,000,000.00                        5.85%
      1.375%                1                        299,697.91                        1.75
      1.625%                1                      3,200,000.00                       18.73
      1.875%                5                      4,331,722.83                       25.35
      2.000%                3                      1,268,828.56                        7.43
      2.125%                1                        499,955.21                        2.93
      2.375%                8                      1,194,570.03                        6.99
      2.500%                3                      1,807,856.64                       10.58
      2.625%                4                      1,895,798.49                       11.09
      2.750%                2                        366,452.52                        2.14
      3.000%                5                      1,223,058.42                        7.16
                      --------------            -----------------           --------------------------
         TOTALS            34                    $17,087,940.61                      100.00%
                      ==============            =================           ==========================


                                    1995 A

     RANGE OF PRINCIPAL BALANCES FOR LOAN GROUP 3 AS OF DECEMBER 31, 1997

                                                                                    Percent of Loan
                                                     Number of       Principal          Group by
            Range of Principal Balances           Mortgage Loans      Balance      Principal Balance
------------------------------------------------- --------------   -------------   -----------------
$    75,000.00-     99,999.99 . . . . . . . . . .          2       $ 176,484.46            7.43%
$    100,000.00-    149,999.99  . . . . . . . . .          2         233,782.45            9.84
$    150,000.00-    199,999.99  . . . . . . . . .          3         540,946.69           22.77
$    200,000.00-    249,999.99  . . . . . . . . .          1         239,689.52           10.09
$    250,000.00-    299,999.99  . . . . . . . . .          1         252,000.00           10.61
$    300,000.00-    349,999.99  . . . . . . . . .          1         320,000.00           13.47
$    600,000.00-    649,999.99  . . . . . . . . .          1         612,500.00           25.79
                                                  --------------   -------------   -----------------
     TOTALS . . . . . . . . . . . . . . . . . . .         11     $ 2,375,403.12          100.00%
                                                  ==============   =============   =================


               MARGINS FOR LOAN GROUP 3 AS OF DECEMBER 31, 1997

                                                                                Percent of Such
                       Number of                                               Mortgage Loans by
     MARGIN         Mortgage Loans            Principal Balance                Principal Balance
----------------    --------------           ------------------                -----------------
    -0.375%                1                 $    320,000.00                          13.47%
     0.250%                1                      612,500.00                          25.79
     0.375%                3                      683,107.16                          28.75
     0.625%                3                      310,282.45                          13.06
     0.750%                1                      181,841.91                           7.66
     1.000%                2                      267,671.60                          11.27
                    --------------           ------------------                -----------------
         TOTALS           11                  $ 2,375,403.12                         100.00%
                    ==============           ==================                =================

                             ____________________

               The date of this Supplement is April 13, 1998.